EXHIBIT 21

                           LIST OF SUBSIDIARIES OF THE COMPANY
                                    (AS OF MARCH 29, 2000)

Entity                                                   Place of Incorporation

Amplitudes, Incorporated                                 Connecticut
Canberra Corporation (dormant)                           Delaware
Canberra-Packard International, Inc.                     Barbados
Packard Instrument Company, Inc.                         Delaware
Aquila Technologies Group, Inc.                          New Mexico
BioSignal, Inc.                                          Canada
CCS Packard, Inc.                                        California
Mobile Characterization Services LLC                     New Mexico
Canberra-Packard Inc.                                    Delaware
Canberra-Packard Pty. Ltd.                               Australia
Canberra-Packard Ges m.b.h.                              Austria
Canberra-Packard Benelux NV SA
   (includes Canberra-Packard Danish branch)             Belgium
Canberra Semiconductor NV                                Belgium
Packard Instrument S.A.                                  France
Canberra Electronic S.A.                                 France
Canberra-Packard GmbH                                    Germany
Packard BioScience Holding, Ltd.                         United Kingdom
Packard BioScience, Ltd.                                 United Kingdom
Harwell Instruments, Ltd.                                United Kingdom
Canberra-Packard s.r.l.                                  Italy
Packard BioScience BV                                    The Netherlands
Canberra-Packard Trading Corp.                           Russia
Canberra-Packard AG                                      Switzerland
Packard Japan KK                                         Japan
Greenstar USA, Inc.                                      New Mexico
General Physics Institute, Inc.                          New Mexico
Tennelec, Inc.                                           Delaware
Carl Consumable Products LLC                             California
Packard BioScience Holding BV                            The Netherlands
Canberra Colorado LLC                                    Colorado
Canberra Oak Ridge LLC                                   Tennessee

Note: All of the above are 100% wholly-owned subsidiaries with the exception of Mobile Characterization Services LLC, Greenstar USA, Inc. and General Physics Institute, Inc. The Company owns 55%, 49% and 49% of Mobile Characterization Services LLC, Greenstar USA, Inc. and General Physics Institute, Inc., respectively.